EXHIBIT 4


                                  OLD LINE BANK

                         INCORPORATED UNDER THE LAWS OF
                              THE STATE OF MARYLAND

                           PAR VALUE: $10.00 PER SHARE

   NUMBER                                                      SHARES

___________                                                  ___________


         THIS CERTIFIES That is the owner of shares of the Common Stock of Old Line Bank, a Maryland Banking corporation, transferable by the holder hereof on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

         The Certificate of Incorporation, as from time to time amended, the Bylaws of the Corporation, as from time to time amended, and the laws of Maryland, as from time to time amended, are by reference incorporated herein and the holder hereof by accepting this Certificate consents to the provisions hereof and agrees to be bound hereby.

         IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed in facsimile by its duly authorized officers and its facsimile corporate seal to be hereunto affixed.

Dated:

__________________________                           ______________________
Secretary                                            President

                          Countersigned and Registered:
                     American Stock Transfer & Trust Company
                                 (New York, NY)
                          Transfer Agent and Registrar
                           By

                              Authorized Signature




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REVERSE SIDE

         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -  as tenants in common            UNIF GIFT MIN ACT -....Custodian....
TEN ENT -  as tenants by the entireties                      (Cust)     (Minor)
JT TEN  -  as joint tenants with right of        under Uniform Gifts to Minors
           survivorship and not as tenants-       Act........................
           in common                                    (State)


     Additional abbreviations may also be used though not in the above list.


         For value received, _________ hereby sell, assign and transfer unto (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE) _________________________________ Shares of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint _____________________________Attorney to transfer the said Stock on the books of the within named Corporation, with full power of substitution in the premises.



Dated _______________________


                                    NOTICE: ___________________________________
                                                THE SIGNATURE TO THIS ASSIGNMENT
                                                MUST CORRESPOND WITH THE NAME AS
                                                WRITTEN  UPON  THE  FACE  OF THE
                                                CERTIFICATE,       IN      EVERY
                                                PARTICULAR,  WITHOUT  ALTERATION
                                                OR  ENLARGEMENT,  OR ANY  CHANGE
                                                WHATEVER.


Signature(s) Guaranteed:


____________________________________________
THE SIGNATUARE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVING AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

The Corporation has the authority to issue more than one class of stock. The Corporation will furnish without charge to any stockholder upon request a full statement of the (1) designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption, if any, of each class of stock which the Corporation is authorized to issue; (2) relative rights and preferences between shares of each series of preferred stock to the extent they have been set; and
(3) authority of the board of directors to set the relative rights and preferences of any subsequent series of preferred stock. Inquiries should be made to the Corporation's Secretary at the Corporations principal office.

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, MUTILATED OR DESTROYED, THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.